EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 26, 2010, relating to the consolidated financial statements and financial statement schedules of Vornado Realty L.P. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for debt with conversion options and noncontrolling interests in consolidated subsidiaries), and the effectiveness of Vornado Realty L.P.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vornado Realty L.P. for the year ended December 31, 2009:

Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3

Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3

Registration Statement No. 333-108138 on Form S-3

Registration Statement No. 333-122306 on Form S-3

Registration Statement No. 333-138367 on Form S-3

Registration Statement No. 333-162775 on Form S-3

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 26, 2010